EXHIBIT 7.1

CutCo Industries, Inc.                      Office of the Chairman of the Board


                                                 July 27, 1998

Mr. Don vonLiebermann
54 Kellogg Hill Road
Weston, CT  06883

     Re:  Amendment of Employment Agreement

Dear Mr. vonLiebermann:

     On July 27, 1998, the Board of Directors approved the amendment to your present Employment Agreement to provide that the Agreement be extended on the same terms and conditions as the prior year for a one year period ending July 31, 1999.

     Kindly indicate your agreement to the above by signing below.


                                                     Sincerely,

                                                     CUTCO INDUSTRIES, INC.


                                                     /s/  Marvin W. Marcus
                                                     ----------------------
                                                           Marvin W. Marcus
MWM/ms                                                     Chairman

AGREED TO:


       /s/ Don vonLiebermann
       ----------------------
           DON VON LIEBERMANN



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